UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-123735	87-0700927
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86 - 0579) 82239700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 18, 2008, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi”), the wholly-owned subsidiary of Kandi Technologies, Corp. (the “Company”), entered into an Agreement of Acquisition with Lang Jianfeng and Hu Xintao, the sole shareholders of Kandi Special Vehicles Co., Ltd. (“KSV”), pursuant to which Kandi will acquire all of the issued and outstanding shares of KSV. The purchase price to be paid by Kandi is $12,314,988. The transaction is expected to close on June 30, 2008. Upon completion of the transaction, KSV will become a wholly-owned subsidiary of the Company.

KSV was formed in February 2008 in Jinhua, China and holds 200 acres of land, a newly-built workshop of over 24,560 square meters and a unique ATV testing center in the Zhejiang Province, China.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2008
KANDI TECHNOLOGIES, CORP.

	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 22, 2008